EXHIBIT 20.4
                    UCFC HOME EQUITY LOAN OWNER TRUST 1998-BA
                            Asset-Backed Notes
                             Series 1998-BA
                     Statement To Certificateholders

---------------------------------------------------------------------------------------------------------------------
                                                DISTRIBUTIONS IN DOLLARS
                        PRIOR                                                                          CURRENT
        ORIGINAL        PRINCIPAL                                                  REALIZED  DEFERRED  PRINCIPAL
CLASS   FACE VALUE      BALANCE         INTEREST      PRINCIPAL      TOTAL         LOSSES    INTEREST  BALANCE
-----   --------------  -------------   ------------  ------------   ------------  --------  --------  ---------------

Notes    900,000,000.00  898,105,485.25  4,463,335.25   6,979,320.50  11,442,655.75 0.00      0.00      891,126,164.75
----------------------------------------------------------------------------------------------------------------------
TOTALS:  900,000,000.00  898,105,485.25  4,463,335.25   6,979,320.50  11,442,655.75 0.00      0.00      891,126,164.75
======================================================================================================================

---------------------------------------------------------------------------------------------------------
     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                                       PASS-THROUGH
                   PRIOR                                            CURRENT                 RATES
                   PRINCIPAL                                        PRINCIPAL      ----------------------
CLASS   CUSIP      BALANCE        INTEREST  PRINCIPAL   TOTAL       BALANCE        CURRENT      NEXT
------  -----      ------------   --------  ----------- ----------  ----------     --------     ---------
Notes  902632AB4     997.894984   4.959261  7.754801    12.714062   990.140183     5.668590%    5.537810%
---------------------------------------------------------------------------------------------------------



SELLER:             UCFC Acceptance Corporation         ADMINISTRATOR:
SERVICER:           United Companies Lending            Bankers Trust Company
                       Corporation                      3 Park Plaza
LEAD UNDERWRITER:   Morgan Stanley Dean Witter          Irvine, CA 92714
RECORD DATE:        October 30, 1998                   FACTOR INFORMATION:
DISTRIBUTION DATE:  November 16, 1998                          (800) 735-7777
                                 Page 15

                                    (c) COPYRIGHT 1998 Bankers Trust Company

                UCFC HOME EQUITY LOAN OWNER TRUST 1998-BA
                          Asset-Backed Notes
                             Series 1998-BA
                     Statement To Certificateholders



Distribution Date:     November 16, 1998

PRINCIPAL BALANCE:                                      792,033,476.49
TOTAL PRINCIPAL:                                          6,979,320.50
PREPAYMENTS:                                              6,317,546.10
NET LIQUIDATION PROCEEDS:                                         0.00
TOTAL INTEREST:                                           6,635,136.21



LIBOR INTEREST CARRYOVER INCLUDED
  IN CURRENT DISTRIBUTION                                         0.00
LIBOR INTEREST CARRYOVER AFTER
  PAYMENT DATE                                                    0.00

INTEREST CARRY-FORWARD AMOUNT                                     0.00
PRINCIPAL CARRY-FORWARD AMOUNT                                    0.00

CURRENT SUBSTITUTION ADJUSTMENT AMOUNTS:                          0.00
CURRENT LOAN PURCHASE PRICES:                                     0.00

RESERVE ACCOUNT BALANCE AS OF PAYMENT DATE               17,703,213.20
SPECIFIED RESERVE ACCOUNT REQUIREMENT                    63,630,000.00
RESERVE ACCOUNT ADDITIONS                                         0.00
RESERVE ACCOUNT WITHDRAWALS                                     914.43
CUMULATIVE RESERVE ACCOUNT WITHDRAWALS                          914.43

INSURED PAYMENT RELATING TO THE CURRENT PAYMENT DATE:             0.00

CURRENT SERVICING FEES:                                   301,094.73

REALIZED LOSSES FOR THE RELATED REMITTANCE PERIOD:                0.00
CUMULATIVE REALIZED LOSSES AS OF THE
  CURRENT PAYMENT DATE:                                           0.00
CUMULATIVE REALIZED LOSSES AS A
  PERCENTAGE OF ORIGINAL LOAN GROUP BALANCE:                    0.0000%

INITIAL CUMULATIVE RESERVE FUND WITHDRAWALS:                  1,902.13

SUBORDINATED AMOUNT                                     144,000,000.00

LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:                      5.4086%
LIBOR RATE FOR THE RELATED NEXT ACCRUAL PERIOD:                 5.2778%

WEIGHTED AVERAGE COUPON RATE                                    9.9650%
WEIGHTED AVERAGE REMAINING TERM                                    255

CURRENT LETTER OF CREDIT RESERVE AVAILABLE:                       0.00
CUMULATIVE LETTER OF CREDIT RESERVE DRAWS:                        0.00

CURRENT INTEREST SHORTFALL:                                       0.00
CURRENT PRINCIPAL SHORTFALL:                                      0.00
CURRENT CARRYFORWARD AMOUNT:                                      0.00


                              Page 16
                    (c) COPYRIGHT 1998 Bankers Trust Company

                UCFC HOME EQUITY LOAN OWNER TRUST 1998-BA
                           Asset-Backed Notes
                             Series 1998-BA
                     Statement To Certificateholders


Distribution Date:    November 16, 1998

-----------------------------------------------------------------------------------
DELINQUENT AND                                                             LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS           FORE-
                                                                           CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE           11,449,944.86     3,747,369.03  177,400.00      0.00
NUMBER OF LOANS                       160               53           2         0

-----------------------------------------------------------------------------------
Note:  Quantity and Principal Balance of Foreclosures and Bankruptcies
       are Included in the Delinquency Figures.

LOANS IN BANKRUPTCY PROCEEDINGS                                    18

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS                                 1,252,747.91

REO LOANS                                                           0

PRINCIPAL BALANCE OF REO LOANS                                   0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:                        (SEE ATTACHMENTS, IF ANY)

OTHER FORECLOSURE INFORMATION:               (SEE ATTACHMENTS, IF ANY)

DELINQUENCY ADVANCES:                                            0.00
SERVICING ADVANCES:                                              0.00

AGGREGATE EXCESS INTEREST:                               2,319,828.59

NUMBER OF DELINQUENT HOME EQUITY LOANS PURCHASED
    BY SERVICER PURSUANT TO SEC 4.13(f):                            0
AGGREGATE BALANCE OF DELINQUENT HOME EQUITY
    LOANS PURCHASED BY SERVICER PURSUANT TO SEC 4.13 (f):        0.00

INITIAL SUBORDINATED AMOUNT:                           144,000,000.00
CURRENT SUBORDINATED AMOUNT:                           144,000,000.00

CURRENT RESERVE ACCOUNT BALANCE:                        17,703,213.20

INITIAL SPECIFIED RESERVE ACCOUNT REQUIREMENT:          63,630,000.00
CURRENT SPECIFIED RESERVE ACCOUNT REQUIREMENT:          63,630,000.00

PRIOR CROSS WITHDRAWALS:                                         0.00
CURRENT CROSS WITHDRAWALS:                                       0.00
TOTAL CROSS WITHDRAWALS:                                         0.00
                             Page 17

                               (c) COPYRIGHT 1998 Bankers Trust Company